Exhibit 10.7

PROPERTY LEASE AGREEMENT

Leasor (Party A): Jiling Zhou & Taiping Zhou
Leasee (Party B): Hunan Xiangmei Food Co., Ltd.

(Collectively, the parties)

This Agreement is entered into by and between the parties, upon friendly consultations and negotiations under the PRC Contract Law and related rules and regulations, with respect to the matter of land property leasing for the business operation purpose, on terms and conditions mutually agreed upon as follows:

1.	Leased Premises
Party B leases herein from Party A the national owned land #01003 [2005] in Qiyang County Wuxi Town Shoujing Road, area of 1,723m2; the national owned land #000769 [2005] in Qiyang County Wuxi Town Shoujing Road, area of 4,115.5m2; the national owned land #000770 [2005] in Qiyang County Wuxi Town Shoujing Road, area of 1,690.5m2.  The total area is 7,529 m2.  The permitted use of the land shall be referred to the authorized scope on the business license.

2.	Leasing Period:
Land Use Certificate #	Land Use Permitted Period	Leasing Period
Qiyang National Owned #01003	06/2005-06/2055	03/2006-06/2055
Qiyang National Owned #000769	05/2005-05/2055	03/2006-05/2055
Qiyang National Owned #000770	05/2005-05/2055	03/2006-05/2055

3.	Rent:
The rent shall be paid on an annual basis.  The rent is based on the amortization values of each lot of the leased land (see below).  Rent shall be paid in cash payments and be due by the end of each year.

Land Use Certificate #	Area	Unit Price	Total Price (￥)	Total Period	Monthly Amortization (￥)
Qiyang National Owned #01003	1,723.00 m2	1,166/ m2	2,009,018	50	3,348.36
Qiyang National Owned #000769	4,115.50m2	316/ m2	1,300,498	50	2,167.50
Qiyang National Owned #000770	1,690.50m2	848/ m2	1,433,544	50	2.389.24
Total	7,526.00 m2 ( Note: Typo-shall be 7,529.00)		4,743,060		7,905.10

4.	Rights and Obligations of Party A
1)
Party A shall be responsible to enact any and all internal regulations in connection with the security, the fire protections, hygiene and health, electricity and business operation hours as required by related laws, and supervise the execution of the above internal regulations.

2)	Party A shall assist the related administrative authorities to supervise, correct, educate Party B or unilaterally terminate this Agreement if there is any violation by Party B.
3)	Party A shall provide the agreed premises and the related facilities and conditions to Party B under this Agreement for Party B’s normal business operation purpose.

5.	Rights and Obligations of Party B
1)	Party B shall have right to supervise Party A to perform the contractual obligations under this Agreement.
2)
Party B shall have the legal operation qualifications issued from related authorities and shall conduct the business within the scope permitted by the Office of Administration of Industry and Commerce in the business license and other certificates.

3)
Party B shall operate the business on the leased premises as agreed in this Agreement and shall consciously abide by Party A’s above internal regulations and the rules in connection with the receipts/documents requesting requirements of Party A.  Party B shall also follow Party A’s supervision and management.

4)	Party B shall pay the rent at the timely basis and shall be fully responsible for any and all tax and expenses related payments incurred in the business operations.
5)
Party B shall use the provided facilities on the leased premises at a cautious and reasonable basis.  No change to the facilities without Party A’s prior consent is allowed.  Party B shall be fully responsible for any and all compensations to the damages caused thereby.

6)
Party B shall operate the business under the related rules and regulations by all administrative offices and under the good faith of fair and justice, without endangering the interests of the nation, other business operators and the consumers.  Party B shall be fully responsible for any and all consequences resulted herein by Party B’s illegal business operations.

6.	Termination of Agreement
This Agreement shall automatically terminate upon the expiration of the above leasing period.

7.	Waiver
In the event that the leased premises is not suitable to be used or leased under this Agreement due to the Force Majeure or any other reasons rather than the parties’ faults, Party A shall reduce and adjust the rent accordingly.

8.	Return of Leased Premises
Upon the termination of this Agreement by the expiration of the above leasing period, or the parties terminate this Agreement upon consents, Party B shall return Party A the leased premises and facilities included at good conditions suitable for re-leasing purposes.  In the event that Party B fail to return the properties to Party A as set forth above, Party A shall have the right to claim the repossession of the above properties through necessary measures.  Any and all losses and expenses incurred herein shall be paid by Party B.

9.	Disputes
Any disputes between the parties under this Agreement shall be resolved through amicable negotiations in good faith or through mediation by related offices.  In the event that the disputes can not resolved through negotiation or mediation, either party shall have the right to sue the other in the local People’s Courts under the laws.

10.	Miscellaneous
Any land property ownership changes during the leasing period shall not affect this Agreement and this Agreement shall remain full effectiveness.

11.
This Agreement shall be effective upon the following signatures and seals and shall be executed in two counterparts, each of which shall be deemed original and the parties shall have one counterpart each.

12.
This Agreement shall not be changed without written agreements as addendums to the Agreement agreed to by the parties upon the signatures and seals.  Each addendums shall have same effectiveness as this Agreement.

The above internal regulations unilaterally enacted by Party A shall become a party of this Agreement.  Should there be any discrepancies between the internal regulations and this Agreement, this Agreement shall prevail, except as otherwise provided by laws and regulations.

Party A: [Jiling Zhou, Taiping Zhou]	Party B: [Corporate Seal]
Date: 08/25/2010	Date: 08/25/2010